Exhibit 5.1

633 West 5th Street, Suite 4000 Los Angeles, CA 90071

April 3, 2023

Allarity Therapeutics, Inc.
24 School Street, 2nd Floor,
Boston, MA 02108

Re:	Registration Statement on Form S-1 (File No. 333-270514)

Ladies and Gentlemen:

We act as counsel to Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing and preparing of the registration statement on Form S-1 (File No. 333-270514), and as may be further amended or supplemented (the “Registration Statement”), originally filed on March 14, 2023 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration of the proposed offer and sale of up to a maximum aggregate offering price of $40,000,000 of (a)(i) shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) or (ii) pre-funded warrants to purchase shares of Common Stock (the “Prefunded Warrants” and each share of Common Stock underlying a Pre-Funded Warrant, a “Prefunded Warrant Share”) in lieu thereof to purchase shares of Common Stock upon exercise of the Pre-Funded Warrants, and (b) accompanying Common Stock purchase warrants (the “Common Warrants,” and together with the Prefunded Warrants, the “Warrants”) to purchase shares of Common Stock (the shares issuable upon exercise of the Common Warrants, the “Common Warrant Shares,” and together with the Prefunded Warrants Shares, the “Warrant Shares”).

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable. In such examination, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

We express no opinions other than as specifically set forth herein. We are opining solely on as to the General Corporation Law of the State of Delaware (the “DGCL”) and we express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

ARIZONA ● CALIFORNIA ● COLORADO ● CONNECTICUT ● DELAWARE ● FLORIDA ● GEORGIA ● ILLINOIS ● INDIANA ● KANSAS ● KENTUCKY ● LOUISIANA MARYLAND ● MASSACHUSETTS ● MINNESOTA ● MISSOURI ● NEVADA ● NEW JERSEY ● NEW MEXICO ● NEW YORK ● NORTH CAROLINA ● OHIO OREGON ● PENNSYLVANIA ● RHODE ISLAND ● TENNESSEE ● TEXAS ● UTAH ● VIRGINIA ● WASHINGTON ● WASHINGTON D.C. ● WEST VIRGINIA

Allarity Therapeutics, Inc.

April 3, 2023

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1.	The Shares, when issued and delivered against payment of the consideration therefor, will be validly issued, fully paid and non-assessable.

2.	The Warrants, when executed, issued and delivered against payment of the consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	The Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance with the respective terms of the Warrants and for the consideration stated therein, will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinions, we have assumed that at or prior to the time of the delivery of any Shares, Warrants and Warrant Shares (collectively, the “Securities”), (i) the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Securities, (ii) upon the delivery of the Warrants, the Warrants will conform to the forms thereof filed as an exhibit to the Registration Statement, and (iii) the due execution, countersignature, authentication, issuance and delivery of the Warrants and, as applicable, the related agreements, and upon payment of the applicable consideration.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm therein under the caption “Legal Matters.” In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours, /s/ LEWIS BRISBOIS BISGAARD & SMITH llp LEWIS BRISBOIS BISGAARD & SMITH llp

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com